CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Russell Investment Company of our reports dated December 22, 2022, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Company’s Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

February 27, 2023

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101-4043

T: (206) 398 3000, www.pwc.com/us

Appendix 1

Equity Income Fund	Sustainable Equity Fund
U.S. Strategic Equity Fund	U.S. Small Cap Equity Fund
International Developed Markets Fund	Global Equity Fund
Emerging Markets Fund	Tax-Managed U.S. Large Cap Fund
Tax-Managed U.S. Mid & Small Cap Fund	Tax-Managed International Equity Fund
Tax-Managed Real Assets Fund	Opportunistic Credit Fund
Unconstrained Total Return Fund	Strategic Bond Fund
Investment Grade Bond Fund	Short Duration Bond Fund
Tax-Exempt High Yield Bond Fund	Tax-Exempt Bond Fund
Global Infrastructure Fund	Global Real Estate Securities Fund
Multi-Strategy Income Fund	Multi-Asset Growth Strategy Fund
Multifactor U.S. Equity Fund	Multifactor International Equity Fund
Multifactor Bond Fund	Conservative Strategy Fund
Moderate Strategy Fund	Balanced Strategy Fund
Growth Strategy Fund	Equity Growth Strategy Fund